As filed with the Securities and Exchange Commission on January 30, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMPLIFY ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1326219 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1700 Houston, Texas (Address of Principal Executive Office)	77002 (Zip Code)

AMPLIFY ENERGY CORP. EQUITY INCENTIVE PLAN

(Full title of the plan)

Eric M. Willis

Senior Vice President, General Counsel and Corporate Secretary

500 Dallas Street, Suite 1700

Houston, Texas 77002

(Name and address of agent for service)

(713) 490-8900
(Telephone number, including area code, of agent for service)

Copies to:

Matthew R. Pacey

Kirkland & Ellis LLP

609 Main Street, Suite 4500

Houston, Texas 77002

(713) 836-3786

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☐ Emerging growth company ☐	Accelerated filer ☒ Smaller reporting company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Amplify Energy Corp. (the “Registrant”) is hereby registering 870,000 additional shares of its common stock, par value $0.01 per share (the “Common Stock”), for issuance under the Amplify Energy Corp. Equity Incentive Plan (as amended from time to time, the “Plan”). On June 14, 2021, the Registrant filed the Registration Statement on Form S-8 (File No. 333-257071) with the Securities and Exchange Commission (the “Commission”), registering 3,360,442 shares of Common Stock for issuance under the Plan (the “Prior Registration Statement”). The Prior Registration Statement is currently effective. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statement are incorporated herein by reference, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this registration statement the following documents:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 9, 2023;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the Commission on May 3, 2023, August 8, 2023 and November 6, 2023, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 9, 2023, March 3, 2023, March 20, 2023, April 17, 2023, May 17, 2023, August 1, 2023 and October 5, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K and any related exhibit); and

(d)	Description of the Registrant’s Capital Stock Registered Under Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K (File No. 001-35512) filed on March 5, 2020).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this registration statement, which are incorporated herein:

Exhibit Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Midstates Petroleum Company, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 8-A filed on October 21, 2016).

4.2	Third Amended and Restated Bylaws of Amplify Energy Corp. (incorporated by reference to Exhibit 3.3 of the Quarterly Report on Form 10-Q (File No. 001-35512) filed on November 15, 2021).

4.3	Amplify Energy Corp. Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-8 filed on June 14, 2021).

5.1*	Opinion of Kirkland & Ellis LLP.

23.1*	Consent of Kirkland & Ellis LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

23.2*	Consent of Cawley, Gillespie and Associates, Inc.

23.3*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on the signature page of this registration statement).

107*	Filing Fee Table.

*   Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 30, 2024.

AMPLIFY ENERGY CORP.

By:	/s/ Martyn Willsher
	Name:	Martyn Willsher
	Title	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Martyn Willsher as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or such person’s substitute or substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and the above Power of Attorney have been signed below by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Martyn Willsher	President, Chief Executive Officer and Director	January 30, 2024
Martyn Willsher	(Principal Executive Officer)

/s/ James Frew	Senior Vice President and Chief Financial Officer	January 30, 2024
James Frew	(Principal Financial Officer)

/s/ Eric Dulany	Vice President and Chief Accounting Officer	January 30, 2024
Eric Dulany	(Principal Accounting Officer)

/s/ Christopher W. Hamm	Chairman of the Board of Directors	January 30, 2024
Christopher W. Hamm

/s/ Deborah G. Adams	Director	January 30, 2024
Deborah G. Adams

/s/ James E. Craddock	Director	January 30, 2024
James E. Craddock

/s/ Patrice Douglas	Director	January 30, 2024
Patrice Douglas

/s/ Randal T. Klein	Director	January 30, 2024
Randal T. Klein

/s/ Vidisha Prasad	Director	January 30, 2024
Vidisha Prasad

/s/ Todd R. Snyder		January 30, 2024
Todd R. Snyder	Director